DEPARTMENT OF THE TREASURY - INTERNAL REVENUE SERVICE

                   CLOSING AGREEMENT AS TO FINAL DETERMINATION
                            COVERING SPECIFIC MATTERS

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         Under section 7121 of the Internal Revenue Code of 1986, as amended
(the "Code"), Software Publishing Company ("SPC"), 300 Frank W. Burr Boulevard, 7th Floor, Teaneck, New Jersey 07666, EIN 94-2707010, a domestic corporation, as common parent on behalf of all the members of an affiliated group (the "SPC Group"), Vizacom Inc. ("Vizacom", FKA Allegro New Media, Inc.), 300 Frank W. Burr Boulevard, 7th Floor, Teaneck, New Jersey 07666, EIN 22-3270045, a domestic corporation, as common parent on behalf of all the members of an affiliated group (the "Vizacom Group"), and the Commissioner of Internal Revenue (the "Commissioner") make the following closing agreement (the "Closing Agreement") based on the representations and undertakings made by the SPC Group and the Vizacom Group (collectively, the "Taxpayers") in paragraphs (1) through (13) below, and notwithstanding the periods of limitation on assessment and collection of the potential recapture amounts as a result of the Disaffiliation referred to in paragraph (4) of the representations and undertakings below:


         WHEREAS:

         (1) SPC develops and markets business productivity software. Through December 27, 1996 (the "Triggering Date"), SPC filed a consolidated return, on behalf of the SPC Group, on a September 30 year end basis. Vizacom designs, develops and markets computer software products. Vizacom files a consolidated return, on behalf of the Vizacom Group, on a calendar tax year end basis. SPC owns all of the stock of Software Publishing Corporation Europe ("SPCE"), a domestic corporation (EIN 77-0096680), and a member of the SPC Group through the Triggering Date. SPC also owns all of the stock of Software Publishing Corporation Asia Pacific ("SPCAP"), a

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VIZACOM INC CLOSING AGREEMENT

domestic corporation (EIN 77-0269881), and a member of the SPC Group through the Triggering Date.

         (2) Since 1985, SPCE has maintained assets and operated a branch sales office in the United Kingdom in order to market SPC's business productivity software ("Branch 1"). Branch 1 is taxed in the United Kingdom only on its United Kingdom source income. Branch 1 is a separate unit as described in section 1.1503-2(c)(3)(i)(A) of the Treasury Regulations (all subsequent section references are to the Treasury Regulations) and a dual resident corporation ("DRC") as defined in section 1.1503-2(c)(2).

         (3) Since 1987, SPCAP has maintained assets and operated a branch sales office in Australia in order to market SPC's business productivity software ("Branch 2"). Branch 2 is taxed in Australia only on its Australian source income. Branch 2 is a separate unit as described in section 1.1503-2(c)(3)(i)(A) and a DRC as defined in section 1.1503-2(c)(2). Branches 1 and 2 will be referred to as "the DRCs".

         (4) On the Triggering Date, SPC was acquired, in a transaction structured as a tax-free reorganization, whereby SPC Acquisition Corporation was merged with and into SPC, with SPC surviving. As a result, the SPC Group ceased to exist and its members became members of the Vizacom Group. This reorganization will be referred to as the

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VIZACOM INC CLOSING AGREEMENT

"Disaffiliation". The Disaffiliation constituted a triggering event described in section 1.1503-2(g)(2)(iii)(A)(2).

         (5) SPC filed a consolidated income tax return on behalf of the SPC Group through the Triggering Date, and the income and losses of the DRCs were included in the SPC Group during that period. Vizacom filed a consolidated income tax return for its tax year ending December 31, 1996 that included the SPC Group for the period December 28 through December 31, 1996, and the losses of the DRCs for that period.

         (6) SPC elected, in its return for the tax year ended September 30, 1993, and under the transition rules of section 1.1503-2(h)(2)(ii), to replace its certifications under section 1.1503-2A(d)(3) of the temporary regulations, with respect to the tax years ended September 30, 1988 through September 30, 1992, with new elections and agreements described in section 1.1503-2(g)(2)(i) ("Elections and Agreements"), and to apply the provisions of the final regulations for those years.

         (7) For taxable years ended September 30, 1988 through September 30 1996, and SPC's 1996 short tax year, October 1, 1996 through December 27, 1996 (1996 Short Tax Year), the DRCs incurred net operating losses, in U.S. dollars, computed in accordance with section 1.1503-2(d)(1), as set forth below.

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VIZACOM INC CLOSING AGREEMENT

SPCE:

1988 - $ 1,792,889
1989 -      980,676
1990 -   2,709,236
1992 -   2,182,200
1993 -  10,301,204
1994 -  16,849,720
1995 -   5,650,119
1996 -   6,444,749
1996 Short Tax Year - 778,841

SPCAP
1988 - 222,000
1991 -  88,542
1992 - 449,625

         (8) The net operating losses of the DRCs for taxable years 1988, 1989, 1990, 1991, 1992, 1993, 1994, 1995, 1996, and the 1996 Short Tax Year, will hereinafter be referred to as the "NOLs." The NOLs were included in the computation of the consolidated taxable income of the SPC Group in the year incurred.

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VIZACOM INC CLOSING AGREEMENT

         (9) The NOLs were used to offset the income of affiliates in the SPC Group for tax years ended September 30, 1988 through December 27, 1996.

         (10) SPC filed the certifications described in section 1.1503-2A(d)(3) with respect to the NOLs incurred by the DRCs in the tax years ending September 30, 1988 through September 30, 1992. SPC timely filed all applicable Elections and Agreements under section 1.1503-2(g)(2)(i) with respect to the NOLs incurred by the DRCs in the tax years 1988 through the 1996 Short Tax Year.

         (11) Apart from the Disaffiliation, no triggering event described in section 1.1503-2(g)(2)(iii) applicable to the NOLs, in whole or in part, occurred during the tax years ending September 30, 1988 through December 27, 1996, and no use described in section 1.1503-2A(d)(4) occurred during the tax years ending September 30, 1988 through September 30, 1992 applicable to the NOLs, in whole or in part.

         (12) Section 1.1503-2(c)(15)(iv) is not applicable to Branch 1, as the United Kingdom legislation prohibiting the use of losses, expenses or deductions against the income of another person where the dual resident corporation is also subject to income taxation by another country on its worldwide income or on a residence basis, does not apply to Branch 1. Section 1.1503-2(c)(15)(iv) is not applicable to Branch 2, as the Australian legislation prohibiting the use of losses, expenses or deductions against the income of another person where the dual resident corporation is also subject to income

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VIZACOM INC CLOSING AGREEMENT

taxation by another country on its worldwide income or on a residence basis, does not apply to Branch 2.

         (13) The Taxpayers waive any and all claims to refunds or overpayments to which the Taxpayers might be entitled and the benefit of any statute of limitations affecting the assessment or collection of the liability for the potential recapture amounts, set forth in this agreement, with respect to the SPC Group taxable year ending on the Triggering Date.

         THEREFORE:

         Based on the above representations and the materials submitted by the Vizacom Group and the SPC Group in connection with this Closing Agreement, and in the absence of other material factual or legal circumstances concerning the events described above, it has been determined for federal income tax purposes that, with respect to the DRCs' NOLs:

         (1)    This Closing Agreement is a closing agreement described in section 1.1503-2(g)(2)(iv)(B)(2)(i).

         (2)    The DRCs are separate units as defined in section
                1.1503-2(c)(3)(i)(A).

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VIZACOM INC CLOSING AGREEMENT

         (3) The NOLs are dual consolidated losses as defined in section 1.1503-2(c)(5) ("DCLs").

         (4) But for section 1.1503-2(g)(2)(iv)(B)(2), the Disaffiliation would be a triggering event described in section
               1.1503-2(g)(2)(iii)(A)(2) requiring the recapture of the DCLs under section 1.1503-2(g)(2)(vii).

         (5) Pursuant to section 1.1503-2(g)(2)(iv)(B)(2), the Disaffiliation will not be considered to be a triggering event requiring the recapture of the DCLs under section 1.1503-2(g)(2)(vii).
 .
         (6) The Vizacom Group will treat any potential recapture amount under section 1.1503-2(g)(2)(vii) as unrealized built-in gain for purposes of section 384(a) of the Code, subject to any applicable exceptions thereunder, and such total recapture amount will constitute recognized built-in gain of the Vizacom Group for purposes of section 384(a), subject to the exceptions thereunder.

          (7) Upon any future triggering event described in section 1.1503-2(g)(2)(iii), the SPC Group and the Vizacom Group will be jointly and severally liable for the total amount of any recapture of any DCL and the related interest charge required in section 1.1503-2(g)(2)(vii), to the extent the triggering event does not fall within

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VIZACOM INC CLOSING AGREEMENT

               the   exceptions   provided  in  section  1.1503-2(g)(2)(iv)(A)
               or (B). The character  and source of the recapture   amount  will
               be determined pursuant  to  section 1.1503-2(g)(2)(vii)(D).   An
               event otherwise   constituting  a triggering    event  applicable
               to  a   DCL   under   section 1.1503-2(g)(2)(iii)(A)  will not
               constitute a triggering event if it occurs in any taxable year after the fifteenth taxable year following the year in which the DCL was incurred.

          (8) Pursuant to section 1503-2(g)(2)(ii), any triggering event applicable to one or more of the DCLs that requires recapture of loss and related interest charge under section 1.1503-2(g)(2)(vii) will also require recapture of loss and related interest charge with respect to any other dual consolidated loss incurred by any dual resident corporation (including separate units) described in section 1.1503-2(g)(2)(ii)(A)(1) and (2), but only if the income tax laws of the foreign country permit any loss, expense, or deduction taken into account in computing the other dual consolidated loss to be used to offset the income of another person in the same taxable year.


          (9) Pursuant to section 1.1503-2(g)(2)(vi), for its 1996 taxable year and for each remaining year of the fifteen taxable years following the taxable year in which each of the DCLs was incurred, the Vizacom Group has or will comply with the reporting requirements described therein.

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VIZACOM INC CLOSING AGREEMENT

         (10) If the amount of the DCLs is adjusted by the Internal Revenue Service, judicial authority, or otherwise in a final determination of taxes for taxable years ending September 30, 1988 through December 27, 1996, the provisions of this Closing Agreement will apply mutatis mutandis to such final adjusted loss amounts.

         NOW THIS CLOSING AGREEMENT WITNESSETH, that the SPC Group, the Vizacom Group, and the Commissioner of Internal Revenue hereby mutually agree to the determinations set forth above and further mutually agree that those determinations will be final and conclusive, subject, however, to reopening in the event of fraud, malfeasance, or misrepresentation of material fact, and provided that any change or modification of applicable statutes or tax conventions will render this Closing Agreement ineffective to the extent that it is dependent upon such statutes or tax conventions.

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VIZACOM INC CLOSING AGREEMENT

         By signing the foregoing in sextuplicate, the above parties signify that they have read and agreed to the terms of this document.

         SOFTWARE PUBLISHING COMPANY
         (Signing for the SPC Group)
         By:   /s/ Alan W. Schoenbart         Date:   5/1/01
               --------------------------          ------------
         Title:  Treasurer
               -----------------------------------



         VIZACOM INC.
         (Signing for the Vizacom Group)
         By:     /s/ Alan W. Schoenbart       Date:   5/1/01
               --------------------------          ------------
         Title:   CFO
               ------------------------------------



         COMMISSIONER OF INTERNAL REVENUE
         By:    /s/ [Signature Illegible]     Date:   5/9/01
               --------------------------          ------------
         Title: Associate Chief Counsel (International)
         By:    /s/ [Signature Illegible]     Date:   5/11/01
               --------------------------          ------------

         Title: Director, International


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